FOR IMMEDIATE RELEASE
January 4, 2019

Investor Contacts:
Andrew Slabin
Andrew_Slabin@discovery.com
212-548-5544

Jackie Burka
Jackie_Burka@discovery.com
212-548-5642

Media Contact:
Catherine Frymark
Catherine_Frymark@discovery.com
240-662-2934

DISCOVERY TO REPORT FULL YEAR AND FOURTH QUARTER 2018 RESULTS ON TUESDAY, FEBRUARY 26

(Silver Spring, MD) — Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) will report full year and fourth quarter 2018 results on Tuesday, February 26, 2019, at 7:00 a.m. EST. The company will host a conference call at 8:30 a.m. EST to discuss the results.

To access the conference call in the U.S. dial 844-452-2811, or outside of the U.S. dial 574-990-9832, and provide conference passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call. You can also access a live audio webcast of the call on Discovery’s website at https://corporate.discovery.com/.

A replay of the call will be available beginning approximately two hours after the completion of the call until March 5, 2019. The replay can be accessed by phone in the U.S. at 855-859-2056 and outside of the U.S. at 404-537-3406 using the following passcode: 2982889. A replay of the audio webcast will also be available in the “Investor Relations” section of the company’s website.

About Discovery:
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps and Discovery Kids Play; direct-to-consumer streaming services such as Eurosport Player and Motor Trend OnDemand; digital-first and social content from Group Nine Media and a strategic alliance with the PGA Tour to create the Global Home of Golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, Motor Trend, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit https://corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

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